EXHIBIT 99.1

Premier Exhibitions, Inc. Provides Update on Auction of Titanic Artifacts Collection

ATLANTA, April 10, 2012 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions throughout the world, today provided an update on the auction of its Titanic artifact collection. The Company and its subsidiary RMS Titanic, Inc., in conjunction with Guernsey's Auction House, is holding for auction more than 5,000 artifacts recovered from the Titanic wreck site, along with related intellectual property and intangibles.

The Company announced today that it is in discussions with multiple parties for the purchase of its Titanic artifacts collection. In order for the Company to settle on the most appropriate bidder and maximize the ultimate value of the artifacts for shareholders, it will conduct these negotiations and due diligence in confidence. Consequently, the Company will provide an additional update to shareholders as soon as practical, and the press conference originally scheduled for April 11, 2012, will be rescheduled accordingly.

About RMS Titanic, Inc., a wholly owned subsidiary of Premier Exhibitions, Inc.

RMS Titanic, Inc., a wholly owned subsidiary of Premier Exhibitions, Inc., is the only company permitted by law to recover objects from the wreck of Titanic. The Company was granted salvor-in-possession rights to the wreck of Titanic by the United States District Court for the Eastern District of Virginia, Norfolk Division in 1994 and has conducted eight research and recovery expeditions to Titanic recovering more than 5,000 artifacts. In the summer of 2010, RMS Titanic, Inc. conducted a ground-breaking expedition to Titanic 25 years after its discovery, to undertake innovative 3D video recording, data gathering and other technical measures so as to virtually raise Titanic, preserving the legacy of the ship for all time.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer
         (404) 842-2600
         michael.little@prxi.com